Exhibit 99.1

Amber Road Announces Fourth Quarter and Full Year 2017 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--February 15, 2018--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2017.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “I am particularly pleased that for 2017 we generated positive adjusted EBITDA and positive cash flow from operations, exclusive of the retention payment for ecVision. Increasingly complex global trade regulations, ever-changing free trade agreements, and continual shifts in global logistics and supply chains are driving demand for our solutions. During 2017, we were successful in adding many great customers across all of the industry verticals and geographies we serve, as well as expanding across our existing customer base. Our customer retention was again very high, and we saw many lighthouse customers go-live each quarter. We believe we have set a path towards generating stronger revenue growth, while delivering sustainable profit and cash flow.”

Fourth Quarter 2017 Financial Highlights

Revenue

  Total revenue was $20.6 million, an increase compared to $19.2 million for the comparable period of 2016.
  Subscription revenue was $14.9 million, an increase compared to $14.0 million for the comparable period of 2016.
  Professional services revenue was $5.7 million, an increase compared to $5.3 million for the comparable period of 2016.

Operating Loss

  GAAP operating loss was $(1.9) million, compared to $(4.0) million for the comparable period of 2016.
  Non-GAAP adjusted operating loss(1) was $(0.1) million, compared to $(2.2) million for the comparable period of 2016.

Net Loss

  GAAP net loss was $(1.8) million, compared to $(4.5) million for the comparable period of 2016.
  GAAP basic and diluted net loss per share was $(0.07), compared to $(0.17) for the comparable period of 2016, based on 27.5 million and 27.0 million basic and diluted weighted average shares outstanding, respectively.
  Non-GAAP adjusted net loss(1) was $(10,288), compared to $(2.7) million for the comparable period of 2016.
  Non-GAAP adjusted net loss per share was $0.00, compared to $(0.10) for the comparable period of 2016, based on 27.5 million and 27.0 million basic and diluted weighted average shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $1.3 million for the three months ended December 31, 2017 and $(0.6) million for the comparable period of 2016.

Full Year 2017 Financial Highlights

Revenue

  Total revenue was $79.1 million, an increase compared to $73.2 million for the comparable period of 2016.
  Subscription revenue was $58.5 million, an increase compared to $53.3 million for the comparable period of 2016.
  Professional Services revenue was $20.6 million, an increase compared to $19.9 million for the comparable period of 2016.

Operating Loss

  GAAP operating loss was $(11.4) million, compared to $(17.3) million in 2016.
  Non-GAAP adjusted operating loss(1) was $(5.3) million, compared to $(10.3) million in 2016.

Net Loss

  GAAP net loss was $(13.0) million, compared to $(18.7) million in 2016.
  GAAP basic and diluted net loss per share was $(0.47), compared to $(0.70) in 2016, based on 27.4 million and 26.7 million basic and diluted weighted average shares outstanding, respectively.
  Non-GAAP adjusted net loss(1) was $(6.9) million, compared to $(11.7) million in 2016.
  Non-GAAP adjusted net loss per share was $(0.25), compared to $(0.44) in 2016, based on 27.4 million and 26.7 million basic and diluted weighted average shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $0.1 million for 2017 and $(3.7) million for the comparable period of 2016.

Balance Sheet and Cash Flow

  Cash and cash equivalents at December 31, 2017 totaled $9.4 million, compared to $8.3 million at September 30, 2017 and $15.4 million at December 31, 2016.
  Cash provided by operating activities was $2.1 million for the quarter ended December 31, 2017.
  Cash used in operating activities was $(0.7) million for the year ended December 31, 2017, compared to cash used in operating activities of $(0.2) million for the year ended December 31, 2016.

A reconciliation of GAAP operating loss and net loss to Non-GAAP adjusted operating loss and net loss, and of GAAP net loss to Adjusted EBITDA has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 15, 2018, Amber Road is issuing guidance for the first quarter and full year 2018. Refer to the reconciliation of GAAP guidance to non-GAAP guidance tables at the end of this release for details on non-GAAP adjustments.

The guidance provided below reflects the impact of Accounting Standards Codification (ASC) 606, "Revenue from Contracts with Customers" (ASC 606), which Amber Road is adopting for its fiscal year 2018 using the modified retrospective transition method. As required by the new standard, Amber Road will report its financial results under both ASC 606 and the previous standard (ASC 605) for the 2018 transition year. In order to provide additional transparency, in addition to the guidance under ASC 606, Amber Road is providing guidance for revenue and non-GAAP operating loss under ASC 605 for the first quarter and full year 2018, and an estimate of the changes to its guidance resulting from the transition from ASC 605 to ASC 606. Amber Road believes that providing this additional disclosure will help investors and analysts better understand the impact that the adoption of ASC 606 has on the Company’s guidance and reported results.

The reduction in 2018 revenue under ASC 606 relative to ASC 605 is principally due to the loss of services revenue from professional services billings delivered as of December 31, 2017 for on-premise installations of our software. Under ASC 605, revenue from these billings were deferred and amortized ratably over the subscription term of the related contract. Under ASC 606, billings for professional services related to on-premise software installations will be recognized as revenue as services are performed. As the professional services were delivered previous to December 31, 2017, the amount included in deferred revenue as of that date will not be recognized in 2018 and beyond.

This impact to revenue is anticipated to be greatest in the first quarter of 2018, and to decrease throughout the year. The actual impact of the adoption of ASC 606 on revenue will depend on the number of, if any, on-premise professional service engagements.

Expenses under ASC 606 relative to ASC 605 will be reduced as the result of amortizing capitalized customer acquisition costs over an estimate of customer life, whereas, under ASC 605, the initial customer contract term was used for the amortization period.

Given our adoption of ASC 606, we anticipate first quarter and full-year 2018 results to be in the following ranges:

First Quarter 2018 Guidance (in millions, except per share info):

	Under ASC 606		Under ASC 605		Impact of Adoption of ASC 606
	Low	High	Low	High	Low	High
Revenue	$19.6	$20.2	$20.3	$20.9	$(0.7)	$(0.7)
Year-over-year growth			9%	12%
Non-GAAP adjusted loss from operations	$(2.3)	$(1.7)	$(1.9)	$(1.3)	$(0.4)	$(0.4)
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.08)
Assumed weighted average shares outstanding	29.0	29.0

Full Year 2018 Guidance (in millions, except per share info):

	Under ASC 606		Under ASC 605		Impact of Adoption of ASC 606
	Low	High	Low	High	Low	High
Revenue	$84.0	$87.0	$86.0	$89.0	$(2.0)	$(2.0)
Year-over-year growth			9%	13%
Non-GAAP adjusted loss from operations	$(6.6)	$(3.6)	$(5.1)	$(2.1)	$(1.5)	$(1.5)
Non-GAAP net loss per share, basic and diluted	$(0.29)	$(0.19)
Assumed weighted average shares outstanding	30.0	30.0

Endnotes:

(1) For 2017, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation and change in fair value of contingent consideration liability. For 2016, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation, change in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs.

Conference Call Information

Amber Road will host a conference call on Thursday, February 15, 2018 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s fourth quarter financial results and its business outlook. To access this call, dial (800)-289-0438 (domestic) or (323) 994-2083 (international). The conference ID is 5521273. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available until February 22, 2018 at (844)-512-2921 (domestic) or (412)-317-6671 (international). The replay pass code is 5521273. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically transform the way companies conduct global trade. As a leading provider of cloud-based global trade management (GTM) software, trade content and training, we help companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk. We do this by creating a digital model of the global supply chain that enables collaboration between buyers, sellers and logistics companies. We replace manual and outdated processes with comprehensive automation for global trade activities, including sourcing, supplier management, production tracking, transportation management, supply chain visibility, import and export compliance, and duty management. We provide rich data analytics to uncover areas for optimization and deliver a platform that is responsive and flexible to adapt to the ever-changing nature of global trade.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided non-GAAP financial measures and non-GAAP guidance within this press release including non-GAAP adjusted operating and net loss and adjusted EBITDA, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and net loss to adjusted EBITDA. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, changes in the fair value of contingent consideration liability, purchase accounting adjustment to deferred revenue, acquisition compensation costs and acquisition related costs. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the Company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our current expectations and beliefs, and therefore, contain risks and uncertainties about future events or our future financial performance, including, but not limited to, achieving revenue from bookings, closing business from the sales pipeline, new customer deployments and maintaining these relationships, the ability to reduce operating losses and use of cash, and attaining profitability. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our annual, periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Unaudited)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$9,360,601	$15,408,133
Accounts receivable, net	16,957,044	19,661,156
Unbilled receivables	884,104	314,328
Deferred commissions	4,400,015	4,420,632
Prepaid expenses and other current assets	1,715,534	1,719,612
Total current assets	33,317,298	41,523,861
Property and equipment, net	9,370,104	9,978,255
Goodwill	43,768,269	43,907,017
Other intangibles, net	4,999,885	6,148,820
Deferred commissions	6,734,326	8,046,664
Deposits and other assets	1,180,163	884,471
Total assets	$99,370,045	$110,489,088
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,650,582	$2,724,591
Accrued expenses	7,589,483	14,127,304
Current portion of capital lease obligations	1,352,456	1,155,964
Deferred revenue	39,230,337	34,464,264
Current portion of term loan, net of discount	714,391	593,336
Total current liabilities	51,537,249	53,065,459
Capital lease obligations, less current portion	1,461,101	1,276,700
Deferred revenue, less current portion	412,607	2,135,620
Term loan, net of discount, less current portion	12,839,392	13,614,514
Revolving credit facility	6,000,000	6,000,000
Other noncurrent liabilities	1,619,744	1,825,317
Total liabilities	73,870,093	77,917,610
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 27,288,985 and 26,926,268 shares at December 31, 2017 and 2016, respectively	27,289	26,926
Additional paid-in capital	195,203,097	188,811,896
Accumulated other comprehensive loss	(1,822,396)	(1,336,792)
Accumulated deficit	(167,908,038)	(154,930,552)
Total stockholders’ equity	25,499,952	32,571,478
Total liabilities and stockholders’ equity	$99,370,045	$110,489,088

AMBER ROAD, INC. AND SUBSIDIARIES Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Revenue:
Subscription	$14,946,922	$13,951,947	$58,479,139	$53,310,533
Professional services	5,686,088	5,254,830	20,596,971	19,850,657
Total revenue	20,633,010	19,206,777	79,076,110	73,161,190
Cost of revenue (1):
Cost of subscription revenue	5,084,774	4,934,144	21,151,419	19,922,839
Cost of professional services revenue	4,193,920	3,941,446	16,590,148	15,813,562
Total cost of revenue	9,278,694	8,875,590	37,741,567	35,736,401
Gross profit	11,354,316	10,331,187	41,334,543	37,424,789
Operating expenses (1):
Sales and marketing	5,482,973	5,668,985	22,526,535	22,637,984
Research and development	3,739,817	4,675,379	14,941,394	16,794,516
General and administrative	4,015,472	3,988,964	15,263,297	15,318,098
Total operating expenses	13,238,262	14,333,328	52,731,226	54,750,598
Loss from operations	(1,883,946)	(4,002,141)	(11,396,683)	(17,325,809)
Interest income	2,242	1,268	4,806	57,126
Interest expense	(225,190)	(218,778)	(976,834)	(862,321)
Loss before income taxes	(2,106,894)	(4,219,651)	(12,368,711)	(18,131,004)
Income tax expense (benefit)	(297,782)	289,257	608,775	595,722
Net loss	$(1,809,112)	$(4,508,908)	$(12,977,486)	$(18,726,726)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.17)	$(0.47)	$(0.70)
Weighted-average shares outstanding:
Basic and diluted	27,531,369	27,045,179	27,415,953	26,718,882

(1) Includes stock-based compensation as follows:
	Three Months Ended December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Cost of subscription revenue	$175,912	$172,386	$767,877	$810,455
Cost of professional services revenue	144,249	102,693	549,378	480,160
Sales and marketing	234,681	197,842	1,015,307	872,899
Research and development	417,344	314,365	1,404,771	1,161,422
General and administrative	826,638	473,544	2,340,536	2,142,954
	$1,798,824	$1,260,830	$6,077,869	$5,467,890

AMBER ROAD, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended, December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(12,977,486)	$(18,726,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,386,790	6,590,343
Bad debt expense	568,193	509,454
Stock-based compensation	6,077,869	5,467,890
Acquisition related deferred compensation	—	1,419,885
Changes in fair value of contingent consideration liability	18,525	30,469
Accretion of debt discount	37,884	62,914
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	1,615,836	(1,213,717)
Prepaid expenses and other assets	1,313,029	(1,437,777)
Accounts payable	(166,898)	1,284,742
Accrued expenses	(2,988,525)	4,228,119
Settlement of contingent accrued compensation related to former ecVision founder	(2,366,469)	—
Other liabilities	(209,859)	(2,084,343)
Deferred revenue	3,021,248	3,702,924
Net cash used in operating activities	(669,863)	(165,823)
Cash flows from investing activities:
Capital expenditures	(257,893)	(231,979)
Addition of capitalized software development costs	(1,458,495)	(2,286,778)
Addition of intangible assets	—	(275,000)
Cash paid for deposits	(190,752)	(118,993)
Decrease (increase) in restricted cash	(259)	113,094
Net cash used in investing activities	(1,907,399)	(2,799,656)
Cash flows from financing activities:
Proceeds from revolving line of credit	24,350,000	20,250,000
Payments on revolving line of credit	(24,350,000)	(19,250,000)
Payments on term loan	(656,250)	(375,000)
Debt financing costs	(35,701)	—
Repayments on capital lease obligations	(1,556,097)	(1,425,882)
Proceeds from the exercise of stock options	313,695	1,887,582
Contingent consideration related to ecVision acquisition	(1,308,525)	—
Net cash provided by (used in) financing activities	(3,242,878)	1,086,700
Effect of exchange rate on cash and cash equivalents	(227,392)	(567,611)
Net decrease in cash and cash equivalents	(6,047,532)	(2,446,390)
Cash and cash equivalents at beginning of period	15,408,133	17,854,523
Cash and cash equivalents at end of period	$9,360,601	$15,408,133

Supplemental disclosures of cash flow information:
Cash paid for interest	$938,949	$790,338
Non-cash property and equipment acquired under capital lease	1,936,990	834,432
Non-cash property and equipment purchases in accounts payable	—	22,454

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Net loss	$(1,809,112)	$(4,508,908)	$(12,977,486)	$(18,726,726)
Depreciation and amortization expense	1,371,549	1,526,834	5,386,789	6,590,343
Interest expense	225,190	218,778	976,834	862,321
Interest income	(2,242)	(1,268)	(4,806)	(57,126)
Income tax expense (benefit)	(297,782)	289,257	608,775	595,722
EBITDA	(512,397)	(2,475,307)	(6,009,894)	(10,735,466)
Stock-based compensation	1,798,824	1,260,830	6,077,869	5,467,890
Change in fair value of contingent consideration liability	—	20,000	18,525	30,469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	567,954	—	1,419,885
Acquisition related costs	—	—	—	5,420
Adjusted EBITDA	$1,286,427	$(626,523)	$86,500	$(3,742,707)

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Net loss	$(1,809,112)	$(4,508,908)	$(12,977,486)	$(18,726,726)
Stock-based compensation	1,798,824	1,260,830	6,077,869	5,467,890
Change in fair value of contingent consideration liability	—	20,000	18,525	30,469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	567,954	—	1,419,885
Acquisition related costs	—	—	—	5,420
Non-GAAP adjusted net loss	$(10,288)	$(2,660,124)	$(6,881,092)	$(11,733,967)

Adjusted non-GAAP net loss per share:
Basic and diluted	$0.00	$(0.10)	$(0.25)	$(0.44)

Weighted-average shares outstanding:
GAAP weighted average number of shares outstanding - basic and diluted	27,531,369	27,045,179	27,415,953	26,718,882

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Loss from operations	$(1,883,946)	$(4,002,141)	$(11,396,683)	$(17,325,809)
Stock-based compensation	1,798,824	1,260,830	6,077,869	5,467,890
Change in fair value of contingent consideration liability	—	20,000	18,525	30,469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	567,954	—	1,419,885
Acquisition related costs	—	—	—	5,420
Non-GAAP adjusted loss from operations	$(85,122)	$(2,153,357)	$(5,300,289)	$(10,333,050)

Based on information available as of February 15, 2018, the following tables show 2018 GAAP guidance reconciled to non-GAAP guidance for the first quarter and full year 2018 as indicated below (numbers in millions, except per share data):

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations Guidance (Unaudited)

	First Quarter 2018		Full Year 2018
	Low	High	Low	High
Loss from operations	$(4.0)	$(3.4)	$(12.8)	$(9.8)
Stock-based compensation	1.7	1.7	6.2	6.2
Non-GAAP adjusted loss from operations	$(2.3)	$(1.7)	$(6.6)	$(3.6)

Reconciliation of Net Loss per Share to Non-GAAP Adjusted Net Loss per Share Guidance (1) (Unaudited)

	First Quarter 2018		Full Year 2018
	Low	High	Low	High
Net loss per share, basic and diluted	$(0.16)	$(0.14)	$(0.50)	$(0.40)
Stock-based compensation	0.06	0.06	0.21	0.21
Non-GAAP adjusted net loss per share, basic and diluted	$(0.10)	$(0.08)	$(0.29)	$(0.19)

(1) This assumes weighted average shares outstanding - basic and diluted	29.0	29.0	30.0	30.0

CONTACT:
Investor Relations Contact
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts
Annika Helmrich (US & Canada), +1 201-806-3656
AnnikaHelmrich@AmberRoad.com
or
Martijn van Gils (Europe & Asia), +31 858769534
MartijnvanGils@AmberRoad.com